KEYCO BOND FUND, INC.
File number 811-2957


Attachment to Form N-SAR
Period ended:  03/31/2015

Item 77C  Matters submitted to a vote of security
holders.

The annual meeting of shareholders was held on Thursday, December 11, 2014. The results of the votes taken on the proposals before the shareholders are reported below.
Each vote represents one share held on the record date for the meeting.




Item 1.  Election of Directors






  Number of Shares






Nominee



          For


Withheld
Authority




Mark E. Schlussel
Steve Milgrom
Thomas E. Purther
Ellen T. Horing
Michael Pullman


  1,175,588
  1,175,588
  1,175,588
  1,175,588
  1,175,588


0
0
0
0
0





Item 2. Ratify the selection of registered independent accountants

Ratify the selection of Grant Thornton, LLP as the Fund s registered independent public accountants for the year ending September 30, 2015

				 Number
				of Shares

		For		1,175,588
		Against	        0
		Abstain	        0




Item 3.  Approve, by non-binding vote, executive
compensation

Approve, by non-binding vote, executive compensation for the Fund s named executive officers as set forth in the proxy statement for the annual meeting.

				 Number
				of Shares

		For		1,175,563
		Against	        0
		Abstain	       25


Item 4. Recommend, by non-binding vote, frequency of executive compensation vote

Recommend, by non-binding vote, the frequency of shareholder advisory votes on the compensation of the Fund s named executive officers

				 Number
				of Shares

	Every three years	  817,280
	Every two years	        0
		Every year		  358,308
	Abstain			        0


A special meeting of shareholders was held on Tuesday, March 24, 2015. The result of the vote taken on the proposal before the shareholders is reported below.
Each vote represents one share held on the record date for the meeting.

Item 1.  Reverse stock split

Proposal to amend the restated articles of incorporation of the Company to give effect to a reverse stock split, a proportionate reduction in the number of authorized shares of common stock of the Company and a proportionate increase in the par value of such shares.


				 Number
				of Shares

		For		1,126,304
		Against	        0
		Abstain	        0